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                                                               EXHIBIT (5)(a)(3)
                               NASL SERIES TRUST
                        AMENDMENT TO ADVISORY AGREEMENT


                 AMENDMENT made this 1st day October, 1996, to the Advisory Agreement dated January 1, 1996, as amended June 20, 1996 between NASL Series Trust, a Massachusetts business trust (the "Trust") and NASL Financial Services, Inc., a Massachusetts corporation ("NASL Financial" or the "Adviser"). In consideration of the mutual covenants contained herein, the parties agree as follows:

1.       CHANGE IN APPENDIX A

         Appendix A to this Agreement is revised to reflect the reduction in the advisory fee for the Blue Chip Growth Portfolio (formerly, the Pasadena Growth Portfolio) from .975% to .925% as set forth in Appendix A to this Amendment.

2.       EFFECTIVE DATE

         This Amendment shall become effective with respect to the Blue Chip Growth Portfolio on the date of its execution.


NASL SERIES TRUST



BY:
    --------------------------


NASL FINANCIAL SERVICES, INC.



BY:
    --------------------------
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                                   APPENDIX A


1.       Global Equity Trust:  .90% of the current net assets of the Portfolio.

2. Blue Chip Growth Trust: .925% of the current net assets of the Portfolio.

3.       Equity Trust:  .75% of the current net assets of the Portfolio.

4.       Value Equity Trust:  .80% of the current net assets of the Portfolio.

5. Growth and Income Trust: .75% of the current net assets of the Portfolio.

6. Strategic Bond Trust: .775% of the current net assets of the Portfolio.

7. Global Government Bond Trust: .80% of the current net assets of the Portfolio.

8. Investment Quality Bond Trust: .65% of the current net assets of the Portfolio.

9. U.S. Government Securities Trust: .65% of the current net assets of the Portfolio.

10.      Money Market Trust:  .50% of the current net assets of the Portfolio.

11. Aggressive Asset Allocation Trust: .75% of the current net assets of the Portfolio.

12. Moderate Asset Allocation Trust: .75% of the net assets of the Portfolio.

13. Conservative Asset Allocation Trust: .75% of the net assets of the Portfolio.

14. International Growth and Income Trust: .95% of the net assets of the Portfolio.

15.      Small/Mid Cap Trust:  1.0% of the net assets of the Portfolio.

16. International Small Cap Trust: 1.10% of the net assets of the Portfolio.

17.      Growth Trust:  .85% of the net assets of the Portfolio.

                 The Percentage Fee for each Portfolio shall be accrued for each calendar day and the sum of the daily fee accruals shall
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                                                                              3



be payable monthly to the Adviser. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the applicable annual rate described in the preceding paragraph, and multiplying this product by the net assets of the Portfolio as determined in accordance with the Trust's prospectus and statement of additional information as of the close of business on the previous business day on which the Trust was open for business.

                 If this Agreement becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of such month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.
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                                   APPENDIX B


                 The Expense Limit for each Portfolio for the purposes of paragraph 2.d.i(C) shall be:


                 Portfolio                                                    Percent
                 ---------                                                    -------
Blue Chip Growth Trust                                                          .50%

Value Equity Trust                                                              .50%

Equity Trust                                                                    .50%

Growth and Income Trust                                                         .50%

Conservative Asset Allocation Trust                                             .50%

Moderate Asset Allocation Trust                                                 .50%

Aggressive Asset Allocation Trust                                               .50%

Global Equity Trust                                                             .75%

Global Government Bond Trust                                                    .75%

Strategic Bond Trust                                                            .50%

U.S. Government Securities Trust                                                .50%

Investment Quality Bond Trust                                                   .50%

Money Market Trust                                                              .50%

International Growth and Income Trust                                           .75%

Small/Mid Cap Trust                                                             .50%

International Small Cap Trust                                                   .75%

Growth Trust                                                                    .50%